UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 30, 2023

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177-181 avenue Pierre Brossolette 92120 Montrouge France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one- half of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously announced, on May 27, 2016, DBV Technologies S.A. (the “Company”) entered into a Development Collaboration and License Agreement (the “Collaboration Agreement”) with Société des Produits Nestlé S.A. (formerly NESTEC S.A.) (“NESTEC”). The Collaboration Agreement related to an exclusive global collaboration with Nestlé Health Science for the development and, if approved, commercialization of MAG1C, a ready-to-use and standardized atopy patch test tool for the diagnosis of CMPA (non-mediated IgE) in infants .

Under the terms of the Collaboration Agreement, the Company was responsible for leading the development activities of MAG1C up through a pivotal Phase 3 clinical program, and if the appropriate regulatory approvals were received, Nestlé Health Science would support the commercialization of MAG1C globally. The Company was eligible to receive up to €100.0 million in potential development, clinical, regulatory and commercial milestones, including an upfront payment of €10.0 million received in July 2016.

On October 30, 2023, the Company and NESTEC entered into a Mutual Termination Letter Agreement terminating the Collaboration Agreement. Each party remains responsible for its own costs and expenses related to its respective wind-down activities. Any and all licenses and sublicenses, granted by either party to the other party under the Collaboration Agreement, including, without limitation, any licenses to intellectual property, were revoked and terminated.

The foregoing description of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 4.14 to the Form 20-F filed by the Company on March 22, 2017 and is incorporated by reference herein, and the Mutual Termination Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.02 Results of Operations and Financial Condition

On October 31, 2023, the Company issued a press release announcing financial results and business highlights for the fiscal quarter ended September 30, 2023. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued October 31, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2023	DBV TECHNOLOGIES S.A.

	By:	/s/ Sébastien Robitaille
Name: Sébastien Robitaille
Title: Chief Financial Officer